EXHIBIT 10.1
THIRD AMENDMENT TO AMENDED AND RESTATED
STANDBY LETTER OF CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED STANDBY LETTER OF CREDIT AGREEMENT, dated as of February 22, 2023 (this “Amendment”), is by and among Renaissance Reinsurance Ltd., a Bermuda company, DaVinci Reinsurance Ltd., a Bermuda company, Renaissance Reinsurance U.S. Inc., a Maryland corporation, RenaissanceRe Europe AG, a Swiss corporation, and RenaissanceRe Specialty US Ltd., a Bermuda company, as applicants (collectively, the “Applicants” and each, an “Applicant”), RenaissanceRe Holdings Ltd., a Bermuda company, as guarantor (the “Guarantor” and together with the Applicants, the “Credit Parties” and each, a “Credit Party”), and Wells Fargo Bank, National Association (“Bank”).

RECITALS

The Credit Parties and Bank are parties to that certain Amended and Restated Standby Letter of Credit Agreement, dated as of June 21, 2019 (as amended from time to time, the “Existing Agreement”), pursuant to which Bank has made available to the Applicants a letter of credit facility for the issuance of both secured and unsecured standby letters of credit (the “L/C Facility”). The Credit Parties and Bank now desire to amend the Existing Agreement on the terms and conditions set forth herein. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Agreement.

STATEMENT OF AGREEMENT

The parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO EXISTING AGREEMENT

1.1    Limit on Credit Requests. The last sentence of Section 1(b) of the Existing Agreement is hereby deleted and replaced with the following.

“Without limiting Bank’s discretion in any manner, (i) Applicants agree that they will not request that Bank Issue a Credit if such Issuance would cause the aggregate Outstanding Secured Credits of Applicants to exceed $150,000,000 and (ii) notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, Applicants shall not request any Unsecured Credits under this Agreement on or after February 22, 2023.”

1.2    Collateral. Schedule 1 of the Existing Agreement is hereby amended and restated in its entirety with Schedule 1 to this Amendment.

1.3    Collateral Covenant. Section 6(f)(ii) of the Existing Agreement is hereby deleted and replaced with the following.

EXHIBIT 10.1
“Each Applicant shall at all times cause the Collateral Value of the Collateral pledged by it to equal or exceed the Outstanding Secured Credits of such Applicant at such time. If on any date the Outstanding Secured Credits of such Applicant shall exceed the Collateral Value of the Collateral pledged by such Applicant, such Applicant agrees to pay or deliver to the Custodian no later than three (3) Business Days after the earlier of (i) the date on which any Credit Party acquires actual knowledge thereof and (ii) the date on which written notice thereof is delivered by Bank to such Applicant, Collateral having an aggregate Collateral Value of not less than the amount of such excess, with any such Collateral to be held in such Applicant’s Custodial Account as security for all Secured Obligations of such Applicant hereunder.”

ARTICLE II

CONDITIONS OF EFFECTIVENESS

2.1    This Amendment shall become effective when, and only when, each of the following conditions precedent shall have been satisfied:

(a)    Bank shall have received duly executed counterparts of this Amendment; and

(b)    The Credit Parties shall have paid to Bank all documented out-of-pocket costs and expenses of Bank in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank with respect thereto);

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Bank to enter into this Amendment, each Credit Party represents and warrants to Bank that (i) the representations and warranties contained in the L/C Agreement are true and correct in all material respects as of the date hereof, both immediately before and after giving effect to this Amendment, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects, on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty is true and correct in all material respects as of such earlier date, except for any such representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects as of such earlier date) and (ii) no Event of Default has occurred and is continuing, both immediately before and immediately after giving effect to this Amendment.

ARTICLE IV

ACKNOWLEDGMENT AND CONFIRMATION

Each Credit Party hereby confirms and agrees that after giving effect to this Amendment, the Existing Agreement and the other Credit Documents remain in full force and effect and

EXHIBIT 10.1
enforceable against it in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments to the Existing Agreement made pursuant to this Amendment shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations evidenced by or arising under the Existing Agreement and the other Credit Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. This acknowledgment and confirmation by the Credit Parties is made and delivered to induce Bank to enter into this Amendment. The Credit Parties acknowledge that Bank would not enter into this Amendment in the absence of the acknowledgment and confirmation contained herein.

ARTICLE V

MISCELLANEOUS

5.1    Credit Document. From and after the date hereof (a) all references to the Existing Agreement set forth in any Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Existing Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time, and (b) this Amendment shall constitute a Credit Document and all provisions of the Existing Agreement and the other Credit Documents applicable hereto shall be deemed to be incorporated herein by reference. Nothing herein shall be deemed to entitle the Credit Parties or any other party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Agreement or any other Credit Document in similar or different circumstances.

5.2    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York (without regard to the conflicts of law provisions thereof).

5.3    Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.4    Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.5    Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.6    Integration; Counterparts. This Amendment constitutes the entire contract among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment may be executed and delivered via facsimile or electronic mail with the same force

EXHIBIT 10.1
and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of a manually signed letter which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed letter converted into another format, for transmission, delivery and/or retention.

[signatures follow]

EXHIBIT 10.1
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

RENAISSANCE REINSURANCE LTD.

By: /s/ Matthew W. Neuber
Name: Matthew W. Neuber
Title: Senior Vice President & Corporate Treasurer

DAVINCI REINSURANCE LTD.

By: /s/ Matthew W. Neuber
Name: Matthew W. Neuber
Title: Senior Vice President & Corporate Treasurer

RENAISSANCE REINSURANCE U.S. INC.

By: /s/ Adriana Nivia
Name: Adriana Nivia
Title: Senior Vice President, Chief Financial Officer & Treasurer

RENAISSANCERE EUROPE AG

By: /s/ Matthew W. Neuber
Name: Matthew W. Neuber
Title: Authorised Signatory

RENAISSANCERE SPECIALTY U.S. LTD.

By: /s/ Matthew W. Neuber
Name: Matthew W. Neuber
Title: Senior Vice President & Corporate Treasurer

RENAISSANCERE HOLDINGS LTD.

By: /s/ Matthew W. Neuber
Name: Matthew W. Neuber
Title: Senior Vice President & Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ William R. Goley
Name: William R. Goley
Title: Managing Director

EXHIBIT 10.1

Schedule I Methodology for Calculation of Collateral Values

Cash and Eligible Securities	Advance Rate
Cash Denominated in U.S. Dollars	100%

Money Market Mutual Funds (rated AAA/Aaa or “1” by NAIC SVO) that invest solely in U.S. Government Bills and Notes	95%

U.S. Government Bills, Notes and U.S. Government Sponsored Agency Securities[1]
Maturity less than or equal to 2 years	95% of Market
Maturity greater than 2 years and less than or equal to 5 years	90% of Market
Maturity greater than 5 years and less than or equal to 10 years	85% of Market

The Collateral Value of cash and other investments listed above for each Applicant shall be calculated by multiplying the fair market value (or, as to cash, the U.S. dollar amount) of such Collateral by the applicable “Advance Rate” set forth above (taking into account the maturity criteria set forth above), in each case as of the close of business on the immediately preceding Business Day or, if such amount is not determinable as of the close of business on such immediately preceding Business Day, as of the close of business on the most recent Business Day on which such amount is determinable, which Business Day shall be not more than 2 Business Days prior to the Business Day as of which the Collateral Value is being calculated; provided that no Collateral (including without limitation cash) shall be included in the calculation of the Collateral Value unless (i) Bank has a first priority perfected security interest (or the equivalent in the applicable jurisdiction) in such Collateral pursuant to the Security Documents and (ii) there shall exist no other liens on such Collateral other than liens in favor of the Custodian that are either (x) subordinated as provided in the Control Agreements or (y) secure payments owing to the Custodian of amounts advanced to settle authorized transactions or pay income or distributions in respect of Collateral; and provided further (1) no security shall be included in the calculation of Collateral Value unless it is listed on a national securities exchange or freely tradable at readily established prices in over-the-counter transactions, (2) Bank in its reasonable discretion may exclude any investment from inclusion as Collateral (and will give notice of such exclusion to such Applicant), (3) all maturities are calculated from the relevant date of determination of the Collateral Value, and (4) no Collateral denominated in a currency other than U.S. dollars is permitted.

[1] US Government Sponsored Agency Securities are defined as: (i) mortgage participation certificates in form backed by residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal Home Loan Mortgage Corporation (excluding Real Estate Mortgage Investment Conduit (“REMIC”) or other certificates, collateralized mortgage obligations, certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivative securities); (ii) mortgage certificates in form backed by residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and ultimate collection of principal of

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which are guaranteed by the Federal National Mortgage Association (excluding REMIC or other certificates, certificates backed by adjustable rate mortgages, collateralized mortgage obligations, securities paying interest or principal only and similar derivative securities); and (iii) fully modified certificates in form backed by residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the Government National Mortgage Association (excluding REMIC or other certificates, collateralized mortgage obligations, certificates backed by adjustable rate mortgages, securities paying interest or principal only and similar derivatives securities).